EXHIBIT 11

                   ACCOUNTANTS' CONSENT TO USE OF CERTIFICATE
                            AND FINANCIAL STATEMENTS


Composite Bond & Stock Fund, Inc.
Spokane, Washington



We, LeMaster & Daniels, Certified Public Accountants of Spokane, Washington, who have signed the certificate dated November 29, 1994, to the statement of assets and liabilities, including the portfolio of investments in securities, as of October 31, 1994, and the related statement of operations for the year then ended, the statements of changes in net assets for the two years ended October 31, 1994, and the financial highlights for each of the five fiscal years in the period ended October 31, 1994, hereby consent to the use of said certificate and financial statements in the prospectus forming a part of the amendment to the registration statement No. 2-10766 effective April 8, 1955, relating to the offering and sale of capital stock of your Corporation to be filed with the Securities and Exchange Commission.

/s/ LeMaster & Daniels, PLLC
Certified Public Accountants




Spokane, Washington
November 29, 1994


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                                   EXHIBIT 11

                     INDEPENDENT PUBLIC ACCOUNTANTS' REPORT


To the Board of Directors and Shareholders of:
     Composite Bond & Stock Fund, Inc.
     Composite Growth Fund, Inc.
     Composite Northwest 50 Fund, Inc.

We have audited the accompanying statements of assets and liabilities of Composite Bond & Stock Fund, Inc., Composite Growth Fund, Inc., and Composite Northwest 50 Fund, Inc., including the investment portfolios, as of October 31, 1994, the related statements of operations for the year then ended, and the related statements of changes in net assets for the years ended October 31, 1994 and 1993. For Composite Growth Fund, Inc. and Composite Northwest 50 Fund, Inc., we have audited the financial highlights for each of the five years in the period ended October 31, 1994. For Composite Bond & Stock Fund, Inc., we have audited the financial highlights for each of the five fiscal years in the period ended October 31, 1994. These financial statements and financial highlights are the responsibility of the Funds' management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirming securities owned as of October 31, 1994, by correspondence with the custodian. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and the financial highlights referred to above present fairly, in all material respects, the financial position of Composite Bond & Stock Fund, Inc., Composite Growth Fund, Inc., and Composite Northwest 50 Fund, Inc., as of October 31, 1994, and the results of their operations, the changes in their net assets, and the financial highlights for the above-stated periods in conformity with generally accepted accounting principles.

/s/ LeMaster & Daniels

Certified Public Accountants
Spokane, Washington
November 29, 1994

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                                 EXHIBIT INDEX
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EX-99.B10                OPINION & CONSENT OF COUNSEL
EX-99.B11                ACCOUNTANT'S CONSENT
EX-27.CLASS A            FINANCIAL DATA SCHEDULE - CLASS A
EX-27.CLASS B            FINANCIAL DATA SCHEDULE - CLASS B
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